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                                                                     EXHIBIT 3.3

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                   AMDL, INC.

        AMDL, INC., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

        I. The amendment to the Corporation's Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and has been approved by the Board of Directors of the Corporation at a special meeting held on July 1, 1998 and by a majority of the stockholders of the Corporation at the Annual Meeting of Stockholders held on September 25, 1998, in accordance with Section 216 of the General Corporation Law of the State of Delaware.

        II. The introductory paragraph of Article IV of the Corporation's Certificate of Incorporation is amended to read in its entirety as follows:

                                   "Article IV
                                 Capitalization

               The Corporation shall have authority to issue an aggregate of 60,000,000 shares, of which 10,000,000 shares shall be preferred stock, $0.001 par value (hereinafter, the "Preferred Stock"), and 50,000,000 shares shall be common stock, par value $0.001 (hereinafter, the "Common Stock"). Each twenty (20) shares of Common Stock, par value $0.001, outstanding on the effective date of this Amendment shall be automatically converted into one (1) share of Common Stock and in lieu of fractional shares, each share so converted shall be rounded up to the next highest number of full shares of Common Stock. The powers, preferences, and rights, and the qualifications, limitations, or restrictions thereof, of the shares of stock of each class and series which the Corporation shall be authorized to issue, is as follows:"

        IN WITNESS WHEREOF, the undersigned hereby duly executes this Certificate of Amendment hereby declaring and certifying under penalty of perjury that this is the act and deed of the Corporation and the facts herein stated are true, this 25th day of September, 1998.

                                                      AMDL, INC.


                                                      By: /s/ That T. Ngo
                                                          ---------------------
                                                          That T. Ngo, President